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Filed pursuant to 424(b)(3)
Registration #333-103799

SUPPLEMENT NO. 53
DATED FEBRUARY 18, 2005
TO THE PROSPECTUS DATED SEPTEMBER 15, 2003
OF INLAND WESTERN RETAIL REAL ESTATE TRUST, INC.

        We are providing this Supplement No. 53 to you in order to supplement our prospectus. This supplement updates information in the"Prospectus Summary", "Risk Factors", "How We Operate", "Conflicts of Interest", "Compensation Table", "Management", "Plan of Distribution", and "Relationships and Related Transactions" sections of our prospectus. This Supplement No. 53 supplements, modifies or supersedes certain information contained in our prospectus, Supplement No. 52 dated February 16, 2005,Supplement No. 51 dated February 8, 2005, Supplement No. 50 dated February 1, 2005, Supplement No. 49 dated January 25, 2005, Supplement No. 48 dated January 11, 2005, Supplement No. 47 dated January 4, 2005, Supplement No. 46 dated December 29, 2004, Supplement No. 45 dated December 21, 2004, and Supplement No. 44 dated December 16, 2004, (Supplement No. 44 superseded certain information contained in our prospectus and prior supplements dated between October 23, 2003 and December 16, 2004), and must be read in conjunction with our prospectus.

Prospectus Summary

The fifth sentence under the section regarding "Our Sponsor, Our Business Manager/Advisor and The Inland Group""which starts on page 2 of our prospectus has been modified as follows:

        Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our property managers, are entities owned principally by individuals who are affiliates of The Inland Group.

The first paragraph under the section regarding "Conflicts of Interest" which starts on page 5 of our prospectus has been superceded in the entirety to read as follows:

        Conflicts of interest exist between us and some of our affiliates, including our business manager/advisor. These affiliates include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation and Inland American Real Estate Trust, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and is affiliated with The Inland Group. Inland Real Estate Corporation purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group. Inland Retail Real Estate Trust, Inc. generally purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. Midwest Real Estate Equities, Inc. is not a subsidiary of The Inland Group, Inc or its affiliates but does have some of the same shareholders as The Inland Group, Inc. Midwest Real Estate Equities buys, manages and sells commercial and multi-family property.

The second bullet point under the section "Conflicts of Interest" which starts on page 5 of our prospectus has been superceded in the entirety to read as follows:

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  substantial compensation payable by us to Inland Securities Corporation, Inland Western Retail Real Estate Advisory Services, Inc., Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their various services which may not be on market terms and is payable, in most cases, whether or not our stockholders receive distributions;

We have added a fourth paragraph with related bullet points under the section "Conflicts of Interest" which starts on page 5 of our prospectus to read as follows:

        If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

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  competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

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  potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

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  potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

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  Inland American Real Estate Trust, Inc. will compete for the same properties we may be interested in;

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  Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

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  potential time and effort spent by Inland Securities on the selling of our securities and their sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc.

We have superceded the following description located under the Nonsubordinated Payments at the Operational Stage within the tabular summary of fees as discussed under the section "Compensation To Be Paid to Our Business Manager/Advisor and Affiliates" which starts on page 6 of our prospectus in the entirety, to read as follows:

Property management fee This fee terminates upon a business combination with our property managers.	4.5% of the gross income from the properties.
(cannot exceed 90% of the fee which would be payable to an unrelated third party). We will pay the fee for services in connection with the rental, leasing, operation and management of the properties. For the year ended December 31, 2003, and the nine months ended September 30, 2004, we have incurred and paid property management fees of $16,627 and $2,847,427, of which $16,627 and $2,847,427 were retained by Inland US Management LLC, Inland Southwest Property Management LLC and Inland Pacific Property Services LLC. Actual amounts we will incur in the future cannot be determined at the present time.

Risk Factors

The second sentence under the discussion regarding "We Will Compete with Real Estate Investment Programs Sponsored by Companies Affiliated with Us for Acquisition of Properties and for the Time and Services of Personnel" which starts on page 12 of our prospectus has been modified to read as follows:

        These affiliated companies include Inland Real Estate Corporation, Inland Retail Real Estate Trust, Inc., Inland Real Estate Exchange Corporation, Inland American Real Estate Trust, Inc., and other entities to be formed by The Inland Group.

The discussion regarding "We Depend on our Board of Director, Business Manager/Advisor and Property Managers and Losing those Relationships Could Negatively Affect our Operations" which starts on page 19 of our prospectus has been superceded in the entirety to read as follows:

        We depend on our board of directors, business manager/advisor and property managers and losing those relationships could negatively affect our operations. Our board of directors has supervisory control over all aspects of our operations. Our ability to achieve our investment objectives will depend to a large extent on the board's ability to oversee, and the quality of, the management provided by the business manager/advisor, the property managers, their affiliates and employees for day-to-day operations. Therefore, we depend heavily on the ability of the business manager/advisor and its affiliates to retain the services of each of its executive officers and key employees. However, none of these individuals has an employment agreement with the business manager/advisor or its affiliates. The loss of any of these individuals could have a material adverse effect on us. These individuals include Daniel L. Goodwin, Robert H. Baum, G. Joseph Cosenza, Robert D. Parks, Thomas P. McGuinness, Roberta S. Matlin and Brenda G. Gujral.

        On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Specific conflicts of interest between us and Inland American Real Estate Trust, Inc include:

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  competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

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  potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors; and

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  potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retail centers, and office buildings, located in the United States.

        Our business manager/advisor must reimburse us for certain operational stage expenses exceeding 15% of the gross offering proceeds. If the business manager/advisor's net worth or cash flow is not sufficient to cover these expenses, we will not be reimbursed.

The discussion regarding "There are Conflicts of Interest Between us and our Affiliates" which starts on page 19 of our prospectus has been superceded in the entirety to read as follows:

        There are conflicts of interest between us and our affiliates. Our operation and management may be influenced or affected by conflicts of interest arising out of our relationship with our affiliates. Our business manager/advisor and its affiliates are or will be engaged in other activities that will result in potential conflicts of interest with the services that the business manager/advisor and affiliates will provide to us. Those affiliates could take actions that are more favorable to other entities than to us. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance. These affiliates include Inland Retail Real Estate Trust, Inc., Inland Western Retail Real Estate Advisory Services, Inc., our business manager/advisor, Inland Real Estate Corporation, Inland Real Estate Exchange Corporation, and Inland American Real Estate Trust, Inc., and entities to be formed by The Inland Group, Inc. Inland Real Estate Corporation is a publicly traded REIT that is self-administered and is no longer affiliated with The Inland Group. Inland Real Estate Corporation generally purchases shopping centers located in the Midwest. Inland Retail Real Estate Trust, Inc. is affiliated with The Inland Group, Inc. Inland Retail Real Estate Trust, Inc. purchases shopping centers located east of the Mississippi River. Inland Real Estate Exchange Corporation is a subsidiary of Inland Real Estate Investment Corporation. Inland Real Estate Exchange Corporation provides replacement properties for people wishing to complete an IRS Section 1031 real estate exchange. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Specific conflicts of interest between us and our affiliates include:

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  We may acquire properties from affiliates of our sponsor in transactions in which the price will not be the result of arm's length negotiations. The prices we pay to affiliates of our sponsor for our properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The result of these transactions could cause us to pay more for particular properties than we would have in an arm's length transaction and therefore, adversely affect our cash flow and our ability to pay your distributions.

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  We may purchase real properties from persons with whom our business manager/advisor or its' affiliates have prior business relationships and our interests in these business relationships may be different from the interests of our business manager/advisor or its affiliates in these business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. This could result in our business manager/advisor or its affiliates recommending properties that may be in the best interest of the third party seller, but not our best interest. This could adversely impact our portfolio by causing us to invest in properties that are not necessarily in our best interest.

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  Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments and therefore our business manager/advisor and its affiliates may recommend that we make investments in order to increase their compensation. Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments. They benefit by us retaining ownership of our assets and leveraging our assets, while you may be better served by sale or disposition or not leveraging the assets. In addition, our business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of our business manager/advisor and its affiliates in receiving fees may conflict with our ability to earn income and may result in our incurring substantive amounts of indebtedness. The resolution of this conflict of interest may adversely impact our cash flow and our ability to pay your distributions.

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  Our business manager/advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for us. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. The resolution of this conflict of interest may cause the business manager/advisor to sacrifice our best interest in favor of the seller of the property and therefore, we may enter into a transaction that is not in our best interest. The resolution of this conflict of interest may negatively impact our financial performance.

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  There is competition for the time and services of our business manager/advisor and our business manager/advisor may not dedicate the time necessary to manager our business. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Our officers and other personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Those personnel could take actions that are more favorable to other entities than to us. Inland American Real

    Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters. The resolution of conflicts in favor of other entities could have a negative impact on our financial performance.

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  Inland Securities Corporation is participating as managing dealer in the sale of the shares. Inland Securities Corporation is our managing dealer of this offering and is affiliated with The Inland Group. Our managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. Our managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc. These personnel could spend more time and attention in Inland American Real Estate Trust, Inc.'s offering. The resolution of this conflict of interest could have a negative impact on our financial performance.

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  We may acquire the business of our business manager/advisor and our property managers without further action by our stockholders. During the term of our agreements with our business manager/advisor and our property managers, we have the option to acquire or consolidate the business conducted by them without any consent of our stockholders, our business manager/advisor or our property managers. We may elect to exercise this right at any time after September 15, 2008. This unfettered discretion could cause us to take action that otherwise we would not be able to do, and therefore could have a negative impact on our financial performance.

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  We do not have arm's-length agreements, which could contain terms which are not in our best interest. As we have noted, our agreements and arrangements with our business manager/advisor or any of its affiliates, including those relating to compensation, are not the result of arm's length negotiations. These agreements may contain terms that our not in our best interest and would not otherwise be applicable if we entered into arm's-length agreements. See "Conflicts of Interest" for a discussion of various conflicts of interest.

How We Operate

The third and fourth paragraph under this heading which starts on page 34 of our prospectus is superceded in the entirety to read as follows:

        In addition to the services of our business manager/advisor, we contract with Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC for their services as our property managers. Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC provide the day-to-day property management services for all of our properties.

        Our sponsor, Inland Real Estate Investment Corporation, is owned by The Inland Group, Inc. Our business manager/advisor Inland Western Retail Real Estate Advisory Services, Inc., is owned by our sponsor, and thus is indirectly controlled by The Inland Group. In addition, our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, are owned by individuals who are affiliates of the Inland Group.

Conflicts of Interest

The second paragraph under this heading which starts on page 36 of our prospectus is superceded in the entirety to read as follows:

        There may be conflicting investment opportunities among affiliates of our business manager/advisor and The Inland Group. Affiliates of our business manager/advisor and The Inland Group have sponsored multiple previous investment programs. Our sponsor may also sponsor other programs which may have investment objectives similar to ours. On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc. Therefore, our sponsor, our business manager/advisor and their affiliates could face conflicts of interest in determining which investment programs will have the first opportunity to acquire real properties and other assets as they become available.

We have added a sixth paragraph under this heading which starts on page 36 of our prospectus to read as follows:

        Inland American Real Estate Trust, Inc. has been formed to acquire commercial real estate, primarily retail properties and multi-family, office and industrial buildings, located in the United States and Canada. Inland American Real Estate Trust, Inc. may invest in those assets directly by purchasing the property also known as a "fee interest" or indirectly by purchasing interests, including controlling interests, in "real estate operating companies." Inland American Real Estate Trust, Inc. may also invest in other real estate assets and entities owning those assets, such as mortgage loans secured by commercial real estate. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds are as follows:

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  competition for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters;

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  potentially overlapping fiduciary duties owed by certain affiliated directors sitting on more than one board of directors;

  •
  potentially overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States;

  •
  Inland American Real Estate Trust, Inc. will compete for the same properties we may be interested in;

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  Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for us to acquire properties from; and

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  potential time and effort spent by Inland Securities on the selling of our securities and their sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc.

The sixth paragraph under this heading which starts on page 36 of our prospectus is superceded in the entirety and becomes the seventh paragraph and should read as follows:

        We currently focus on purchase of properties in the states west of the Mississippi River which is outside Inland Retail Real Estate Trust Inc.'s primary geographic area of investment. We have acquired and will continue to acquire properties east of the Mississippi River. If and when Inland American Real Estate Trust, Inc.'s registration statement is declared effective by the Securities and Exchange Commission, conflicts of interest that may arise in connection with the sale of shares and use of the offering's proceeds. Those conflicts of interest are discussed above. However, if any conflicts do arise, they will be resolved as provided in the agreement with our business manager/advisor discussed above.

The ninth through fifteenth paragraphs under this heading which starts on page 36 of our prospectus is superceded in the entirety should read as follows:

        We may acquire properties from affiliates of our sponsor. The prices we pay to affiliates of our sponsor for these properties will be equal to the prices paid by them, plus the costs incurred by them relating to the acquisition and financing of the properties. These prices will not be the subject of arm's length negotiations, which could mean that the acquisitions may be on terms less favorable to us than those negotiated in an arm's-length transaction. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, our articles of incorporation provide that the purchase price of any property acquired from an affiliate may not exceed its fair market value as determined by a competent independent appraiser. In addition, the price must be approved by a majority of our directors who have no financial interest in the transaction. If the price to us exceeds the cost paid by our affiliate, there must be substantial justification for the excess cost.

        We may purchase real properties from persons with whom affiliates of our business manager/advisor have prior business relationships. We may purchase properties from third parties who have sold properties in the past, or who may sell properties in the future, to our business manager/advisor or its affiliates. Inland American Real Estate

Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. If we purchase properties from these third parties, our business manager/advisor will experience a conflict between our current interests and its interest in preserving any ongoing business relationship with these sellers. Nevertheless, our business manager/advisor has a fiduciary obligation to us.

        Property management services are being provided by companies owned principally by affiliates of The Inland Group. Our property managers, which are owned principally by individuals who are our affiliates, provide property management services to us pursuant to management services agreements which we can terminate only in the event of gross negligence or willful misconduct on the part of the property managers. However, our property management services agreements provide that we pay our property managers a monthly management fee of no greater than 90% of the fee which would be payable to an unrelated third party providing such services. In addition, the business manager/advisor and the property managers believe that the property managers have sufficient personnel and other required resources to discharge all responsibilities to us. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

        Our business manager/advisor and its affiliates receive commissions, fees and other compensation based upon our investments. We believe that the compensation we will pay to our business manager/advisor and its affiliates is no more than what we would pay for similar services performed by independent firms. Some compensation is payable whether or not there is cash available to make distributions to our stockholders. To the extent this occurs, our business manager/advisor and its affiliates benefit from us retaining ownership of our assets and leveraging our assets, while our stockholders may be better served by sale or disposition or not leveraging the assets. In addition, the business manager/advisor's ability to receive fees and reimbursements depends on our continued investment in properties and in other assets which generate fees. Our business manager/advisor receives fees based on the book value including acquired intangibles of the properties under management. Our property managers receive fees based on the income from properties under management. Therefore, our business manager/advisor and/or property managers may recommend that we purchase properties that generate fees for our business manager/advisor and property managers, but are not necessarily the most suitable investment for our portfolio. In addition, our affiliates, who receive fees, including our business manager/advisor, may recommend that we acquire properties, which may result in our incurring substantive amounts of indebtedness. Therefore, the interest of the business manager/advisor and its affiliates in receiving fees may conflict with the interest of our stockholders in earning income on their investment in our common stock. Our business manager/advisor and its affiliates recognize that they have a fiduciary duty to us and our stockholders, and have represented to us that their actions and decisions will be made in the manner most favorable to us and our stockholders.

        While we will not make loans to our business manager/advisor or its affiliates, we may borrow money from them for various purposes, including funding working capital requirements. If we do, the terms, such as the interest rate, security, fees and other charges, will be at least as favorable to us as those which would be charged by unaffiliated lending institutions in the same locality on comparable loans. Any money borrowed from an affiliate of The Inland Group is expected to be repaid within 180 days.

        Our business manager/advisor and its affiliates may do business with others who do business with us, although presently there are no instances of this. However, our business manager/advisor or its affiliates may not receive rebates or participate in any reciprocal business arrangements which would have the effect of circumventing our agreement with our business manager/advisor.

        Our business manager/advisor may have conflicting fiduciary obligations if we acquire properties with its affiliates. Our business manager/advisor may cause us to acquire an interest in a property through a joint venture with its affiliates. Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, when it becomes effective could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. In these circumstances, our business manager/advisor will have a fiduciary duty to both us and its affiliates participating in the joint venture. In order to minimize the conflict between these fiduciary duties, the advisory agreement provides guidelines for investments in joint ventures with affiliates. In addition, our articles of incorporation require a majority of our disinterested directors to determine that the transaction is fair and reasonable to us and is on terms and conditions no less favorable than from unaffiliated third parties entering into the venture.

        There is competition for the time and services of our business manager/advisor. We rely on our business manager/advisor and its affiliates for our daily operation and the management of our assets. Personnel of our business manager/advisor and its affiliates have conflicts in allocating their management time, services and functions among the real estate investment programs they currently service and any future real estate investment programs or other business ventures which they may organize or serve. Our business manager/advisor and its affiliates believe they have enough staff to perform their responsibilities in connection with all of the real estate programs and other business ventures in which they are involved. Inland American Real Estate Trust, Inc. will compete with us for the time and attention of management and affiliates that provide services to us, which may limit the amount of time that these people may spend on our matters.

        Inland Securities Corporation is participating as managing dealer in the sale of the shares. Inland Securities Corporation is the managing dealer of the offering and is affiliated with The Inland Group. The managing dealer is entitled to selling commissions and reimbursement for marketing and due diligence expenses. The managing dealer may be subject to a conflict of interest arising out of its participation in this offering and its affiliation with The Inland Group in performing its "due diligence" obligations which arise under the Securities Act of 1933. However, the managing dealer believes it has and will continue to properly perform these "due diligence" activities. When it becomes effective, Inland American Real Estate Trust, Inc.'s offering could negatively affect time and effort spent on our capital raise and sales effort due to a lower initial distribution rate offered by Inland American Real Estate Trust, Inc.

Compensation Table

We have superceded the following description located under the Nonsubordinated Payments at the Operational Stage within the tabular summary of fees as discussed which starts on page 41 of our prospectus in the entirety, to read as follows:

Type of compensation and recipient	Method of Compensation	Estimated maximum dollar amount

Property management fee paid to our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC. We will pay the fee for services in connection with the rental, leasing, operation and management of the properties	We will pay a monthly fee of 4.5% of the gross income from the properties. We will also pay a monthly fee for any extra services equal to no more than 90% of that which would be payable to an unrelated party providing the services. The property managers may subcontract their duties for a fee that may be less than the fee provided for in the management services agreements.	For the year ended December 31, 2003, and the nine months ended September 30, 2004 we have incurred and paid property management fees of $16,627 and $2,847,427, of which 16,627 and $2,847,427 were retained by Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC. If we acquire the businesses of our business manager/advisor and/or our property managers, the property management fees will cease. The actual amounts we will incur in the future are dependent upon results of operations and, therefore, cannot be determined at the present time.

Management

The ninth paragraph, first sentence under this section on "Inland Affiliated Companies" which starts on page 64 of our prospectus has been modified to read as follows:

        Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC, our management companies, were formed to segregate responsibility for management of our properties from Inland Property Management companies' growing management portfolio of retail properties.

We have added a fourteenth paragraph, under this section on "Inland Affiliated Companies" which starts on page 64 of our prospectus to read as follows:

        On February 11, 2005, Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment and share repurchase program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective. Inland American Real Estate Trust, Inc. is affiliated with The Inland Group.

The last paragraph, under the section "Our Advisory Agreement", subsection "Liability and Indemnification of Business Manager/Advisor which starts on page 76 of our prospectus has been superceded in the entirety to read as follows:

        Although Inland Retail Real Estate Trust, Inc. is no longer offering its securities, it has not fully invested all of its anticipated funds available for investment. Accordingly, material conflicting investment opportunities between them and us could be expected. However, we have primarily focused our purchase of retail centers to those properties west of the Mississippi River, which is outside Inland Retail Real Estate Trust, Inc.'s primary geographic area of investment. When it becomes effective, Inland American Real Estate Trust, Inc. may acquire real estate operating companies that may have been a historical or future source for acquiring properties, which could create a conflict of interest for our company. In addition, Inland American Real Estate Trust, Inc.'s offering, could potentially negatively impact arm's length negotiations due to overlapping fiduciary duties owed by certain directors particularly arising in the potential purchase of shopping or retails centers, and office buildings, located in the United States. However, if any conflicts do arise, they will be resolved as provided in the property acquisition service agreement.

The twentieth paragraph, under the section "The Property Managers and the Management Agreement", which starts on page 77 of our prospectus has been superceded in the entirety to read as follows:

        The following sets forth information with respect to the executive officers and managers of Inland Pacific Property Services LLC.

Plan of Distribution

The third paragraph, under the section "General", which starts on page 148 of our prospectus, has been superceded in the entirety to read as follows:

        Our dealer manager is a wholly owned subsidiary of our sponsor, Inland Real Estate Investment Corporation. Our dealer manager was also the dealer manager for the offerings for Inland Real Estate Corporation and Inland Retail Real Estate Trust, Inc., and will be the dealer manager for Inland American Real Estate Trust, Inc. once the offering becomes effective. Inland Real Estate Corporation raised approximately $696,827,000 in its offerings. Inland Retail Real Estate Trust, Inc. raised approximately $2,262,000,000 in its offerings. Inland American Real Estate Trust, Inc. filed a registration statement on Form S-11 to register 500,000,000 shares of common stock and up to 40,000,000 shares of their common stock for participants in their distribution reinvestment program. The registration statement has not been declared effective by the Securities and Exchange Commission, and there is no assurance when and if it will be declared effective.

Relationships and Related Transactions

We have superceded the following description located under the Nonsubordinated Payments at the Operational Stage within the tabular summary of fees as discussed which starts on page 168 of our prospectus in the entirety, to read as follows:

Type of compensation and recipient	Method of Compensation	Estimated maximum dollar amount

Property management fee paid to our property managers, Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC. We will pay the fee for services in connection with the rental, leasing, operation and management of the properties	We will pay a monthly fee of 4.5% of the gross income from the properties. We will also pay a monthly fee for any extra services equal to no more than 90% of that which would be payable to an unrelated party providing the services. The property managers may subcontract their duties for a fee that may be less than the fee provided for in the management services agreements.	For the year ended December 31, 2003, and the nine months ended September 30, 2004 we have incurred and paid property management fees of $16,627 and $2,847,427, of which 16,627 and $2,847,427 were retained by Inland US Management LLC, Inland Southwest Management LLC and Inland Pacific Property Services LLC. If we acquire the businesses of our business manager/advisor and/or our property managers, the property management fees will cease. The actual amounts we will incur in the future are dependent upon results of operations and, therefore, cannot be determined at the present time.

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SUPPLEMENT NO. 53